Exhibit 99.1

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date November 30, 2006	Projected Year Ended February 28, 2007
Net Sales:
Electrical and Industrial Products	$103,825	$145,000 to $150,000
Galvanizing Services	$76,871	$105,000 to $110,000

Total Sales	$180,696	$250,000 to $260,000

Diluted earnings per share	$2.48	$3.15 to $3.25

Company Sales by Market Segment:
Power Generation		5%
Transmission and Distribution		28%
Industrial		67%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		10%
Transmission and Distribution		47%
Industrial		43%

Operating Margins:
Electrical and Industrial Products	13.8%	13.5%
Galvanizing Services	30.8%	28.0%

Cash Provided By Operations		$15,000
Capital Expenditures		$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$6,600
Total Bank Debt		$27,000

Percent of Business by Segment
Electrical and Industrial Products	57%
Galvanizing Services	43%

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended November 30, 2006
Book to Ship Ratio:
8/31/06 Backlog	$98,662
Qtr. Ending 11/30/06 Bookings	67,707
Qtr. Ending 11/30/06 Shipments	65,361
11/30/06 Backlog	101,008
Book to Ship Ratio	1.04 to 1

Outstanding Accounts Receivable Days	50

2